                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 23, 1995 included in National Data Corporation's Annual Report on Form 10-K/A for the year ended May 31, 1994 and our report dated March 4, 1994 included in National Data Corporation's Current Report on Form 8-K/A dated May 23, 1995 and to all references to our firm included in this Registration Statement.


Arthur Andersen LLP

Atlanta, Georgia
May 23, 1995